Exhibit 10.3

AMENDMENT NUMBER ONE TO MASTER REPURCHASE AGREEMENT AND
PLEDGE AGREEMENT, AND JOINDER AGREEMENT

THIS AMENDMENT NUMBER ONE TO MASTER REPURCHASE AGREEMENT AND PLEDGE AGREEMENT, AND JOINDER AGREEMENT (this “Amendment”) is entered into as of March 28, 2011 (the “Effective Date”), by and among SYNERGY CAPITAL MORTGAGE CORP., a California corporation (“Synergy”), EXCEL MORTGAGE SERVICING, INC., a California corporation (“Excel”), AMERIHOME MORTGAGE CORPORATION, a Michigan corporation (“AmeriHome”), and EAST WEST BANK, a California banking corporation (“Buyer”).

R E C I T A L S :

A.                                   Synergy and Excel, as Sellers, and Buyer are parties to that certain Master Repurchase Agreement, dated as of June 24, 2010 (the “Repurchase Agreement”).  The Repurchase Agreement relates to the purchase and sale of certain Eligible Loans by Synergy and Excel to Buyer, and the agreement of Buyer to transfer to Synergy or Excel, as the relevant Seller, such Eligible Loans at a date certain or demand, against the transfer of funds by Synergy or Excel, all as more particularly described in the Repurchase Agreement.

B.                                     In connection with the Repurchase Agreement, Synergy, Excel and Buyer entered into that certain Pledge Agreement, dated June 24, 2010 (the “Pledge Agreement”), pursuant to which Synergy and Excel assigned and pledged as collateral, and granted a security interest in, certain Accounts (as defined in the Pledge Agreement) to Buyer.

C.                                     The timely payment and performance of the covenants, agreements, undertakings and obligations of Synergy and Excel under the Repurchase Agreement is guaranteed to Buyer by Integrated Real Estate Service Corp., a California corporation (“IRES”), pursuant to that certain Guaranty Agreement, dated June 24, 2010, executed by IRES Guarantor in favor of Buyer (the “IRES Guaranty”).

D.                                    Synergy and Excel have requested that (i) Buyer permit Amerihome to be added as an additional “Seller” and “Obligor” under the Transaction Documents, (ii) Buyer terminate Synergy’s option to sell additional Eligible Loans to Buyer, and (iii) Buyer make certain other changes to the Transaction Documents.  Subject to the terms and conditions set forth herein, Buyer has agreed with such requests.

E.                                      The parties hereto desire to enter into this Amendment to document the foregoing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                       Defined Terms.  All initially capitalized terms used but not defined in this Amendment shall have meanings ascribed to such terms in the Repurchase Agreement.

2.                                       Joinder of Amerihome.  Effective as of the Effective Date, Amerihome hereby agrees to become a Seller under the Repurchase Agreement and the Pledge Agreement, and an Obligor under the Guaranty, and to bind itself to the Repurchase Agreement and each other Repurchase Document to which Sellers are bound.  Without limitation of the foregoing, Amerihome hereby agrees that it is bound by all of the terms and conditions of the Repurchase Agreement and the Transaction Documents applicable to Sellers as if Amerihome was an original party thereto (including without limitation the payment and performance of all indebtedness, liabilities and obligations of Sellers to Buyer as and when due).  All references to “Seller(s)” or “Obligor(s)” under the Repurchase Agreement, the Pledge Agreement, the Guaranty and any other Transaction Documents shall mean and refer to Excel, Synergy and AmeriHome, individually or collectively, as the context requires.

3.                                       Security Interest.  Although Amerihome intends that all Transactions under the Repurchase Agreement be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Amerihome shall be deemed to have pledged, and hereby does pledge, to Buyer as security for the performance by Amerihome of its obligations under each such Transaction, and all of Amerihome payment and performance obligations under the Transaction Documents, and shall be deemed to have granted, and hereby does grant, to Buyer a security interest in, all of Amerihome’s now existing or hereafter acquired or arising right, title and interest in, to and under the Purchased Eligible Loans with respect to all Transactions under the Repurchase Agreement and all related (i) loan documents, files and records of the mortgagee for such Mortgage Loan, (ii) Income, any prepayments, insurance and other proceeds, (iii) Servicing Rights and other rights to service or subservice such Mortgage Loan and the proceeds thereof, and (iv) other rights, interests, benefits, security, proceeds, remedies, claims and covenants of the lender or mortgagee arising from or in connection with such Mortgage Loan.  In connection with such security interest, Amerihome hereby authorizes Buyer to file any financing or continuation statement under the applicable Uniform Commercial Code (without the signature of Amerihome) as Buyer may deem appropriate, and appoints Buyer as Amerihome’s attorney-in-fact in accordance with Paragraph 17 of the Repurchase Agreement to (a) authenticate any such financing statement or statements in Amerihome name and (b) take such other actions as Buyer deems necessary or appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the same (provided that Buyer will provide Amerihome with notice of Buyer’s exercise of this power of attorney within five (5) Business Days after the exercise thereof).  Amerihome hereby covenants, jointly and severally, to pay all customary fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing and continuation statements under the Uniform Commercial Code and recording assignments of mortgage as and when required by Buyer in its sole discretion.  This Paragraph shall constitute a security agreement, and Buyer shall have all of the rights of a secured party under applicable law, and Amerihome represents and warrants as to itself that each remittance of amounts by Amerihome to Buyer under the Repurchase Agreement will have been (x) in payment of a debt incurred by Amerihome in the ordinary course of business or financial affairs of Amerihome and (y) made in the ordinary course of business or financial affairs of Amerihome.

4.                                       Amendments to Section 2 of the Repurchase Agreement.

4.1.                              The following new defined term is hereby added to Section 2 of the Repurchase Agreement in alphabetical order (and all other defined terms in Section 2 of the Repurchase Agreement are re-lettered accordingly):

(lll)                               “Third Party Mortgage Loan” shall mean an Eligible Mortgage Loan which was originated by an Approved Originator other than a Seller and for which the documents described in Exhibit A-2 hereto have been delivered to Buyer prior to the Purchase Date in conjunction with a Transaction Request as described in Exhibit A-1 hereto.

4.2.                              The following defined terms set forth in Section 2 of the Repurchase Agreement are hereby amended in their entirety as follows:

(f)                                    “Approved Originator” shall mean each Seller or any other originator (approved in writing by Buyer, which approval shall not be unreasonably withheld) from which a Seller purchases Mortgage Loans from time to time for the purchase and sale of Eligible Loans hereunder.  Buyer shall respond to requests for approval of any originator within five (5) Business Days after Sellers provide all required information to Buyer;

(bb)                          “Guaranty” shall mean each Guaranty Agreement now or hereafter executed and delivered by a Guarantor in favor of Buyer, pursuant to which such Guarantor fully and unconditionally guarantees the obligations of each Seller hereunder, as the same may be amended or restated from time to time, in the form of Exhibit D hereto;

(kkk)                      “Termination Date” shall mean the earliest to occur of (i) April 1, 2012, (ii) 15 Business Days following Sellers’ written notice to Buyer of their request to terminate this Agreement, or (iii) such date on which this Agreement shall terminate or be terminated in accordance with the provisions hereof (including without limitation the provisions of Paragraph 10 hereof) or by operation of law;

5.                                       Amendment to Section 3 of the Repurchase Agreement.  The following new clauses (iii), (iv) and (v) are hereby added to Section 3(a) of the Repurchase Agreement, immediately following clause (ii) thereof, as follows:

(iii)                               With respect to any Third Party Mortgage Loan, the relevant Seller has delivered to the Custodian the Documents identified in part III of Exhibit A-2 hereto with respect to such Eligible Loan and (if a third-party custodian is then in place) the Custodian has issued a trust receipt with respect thereto.

(iv)                              Buyer shall have no obligation to fund any proposed Transaction or purchase any Eligible Loan owned by Synergy after March 28, 2011.  All of Synergy’s other obligations, liabilities and indebtedness to Buyer under the Transaction Documents shall remain in full force and effect.

(v)                                 Buyer shall have no obligation to purchase any Third Party Mortgage Loan owned by any Seller, or fund any proposed Transaction with respect thereto, after June 28, 2011.

6.                                       Amendment to Section 10(a) of the Repurchase Agreement.  Clause (xii) of Section 10(a) of the Repurchase Agreement is hereby amended in its entirety as follows:

(xii)                             The consolidated Tangible Net Worth of Integrated Real Estate Service Corp., a Maryland corporation (“IRES”), shall be less than $10,000,000, or IRES shall fail to maintain the ratio of its consolidated total warehouse or reverse repurchase liability to consolidated Tangible Net Worth at less than 10.0 to 1.0;

7.                                       Amendment to Section 20 of the Repurchase Agreement.  A new clause (d) is hereby added to Section 20 of the Repurchase Agreement immediately following clause (c) thereof as follows:

(d)                                 Following the Termination Date, provided each Seller has fulfilled all of its obligations under this Agreement and the Transaction Documents, including, without limitation, all of its repurchase obligations under Section 3 of this Agreement, Buyer shall release the Cash Collateral Account to the applicable Seller(s).

8.                                       Amendment to Exhibit A-2 of the Repurchase Agreement.  The following part III is hereby added to Exhibit A-1 of the Repurchase Agreement immediately following part II thereof, as follows:

III.                                 Documents Required to Purchase Third Party Mortgage Loans

•                                          Application from the Mortgagor (1003)

•                                          Loan Approval and Purchase Commitment from an Approved Takeout Investor

•                                          Credit Report for Mortgagor

•                                          Pages 1, 2, 3 & 4 of Appraisal

•                                          Copy of Note

•                                          Completed Wire Request Form/Wiring Instructions

•                                          Transaction Request Form (Exhibit A-1)

•                                          Funding Request Form

•                                          Copy of Title Commitment

•                                          Closing Protection Letter from Closing Agent

•                                          Copy of hazard insurance policy or binder of coverage

•                                          Flood certification

•                                          Uniform Underwriting and Transmittal Summary (conventional only)

•                                          Mortgage Credit Analysis Worksheet (FHA only)

•                                          VA Loan Analysis (VA only)

•                                          Copy of Mortgage Insurance Certificate (conventional over 80% LTV — only when indicated on investor approval as an outstanding condition)

•                                          Approved Takeout Investor Shipping Instructions

•                                          Documents evidencing the transfer and assignment of the Loan from the Approved Originator to the applicable Seller (including all necessary UCC-1s and endorsements to existing lenders policy of title insurance, if available)

9.                                       Amendments to Exhibit B of the Repurchase Agreement.

9.1.                              The second paragraph of Exhibit B to the Repurchase Agreement is hereby amended in its entirety as follows:

Documents to Custodian.  All documentation required to be delivered to the Custodian under the Custodial Agreement has been so delivered; and the purchase by Buyer of each Purchased Eligible Loan constitutes a secondary market transaction under the Real Estate Settlement Procedures Act (“RESPA”).  With respect to a Wet Funded Mortgage Loan or a Third Party Mortgage Loan, all documentation required for a Dry Funded Mortgage Loan shall have been delivered to the Buyer within four (4) Business Days after the Transaction closes;

9.2.                              The fifth paragraph of Exhibit B to the Repurchase Agreement is hereby amended in its entirety as follows:

Minimum FICO.  Each Purchased Eligible Loan has a minimum FICO of at least 620, except with respect to those Purchased Eligible Loans that are either FHA or VA guaranteed.

10.                                 Replacement Term Sheet.  The Term Sheet attached as Annex I to the Repurchase Agreement is hereby replaced with the Term Sheet attached as Annex I to this Amendment.

11.                                 Amendment to Pledge Agreement.  The fifth paragraph of the Pledge Agreement is hereby amended in its entirety as follows:

Each Seller does hereby assign and pledge as collateral for the purpose of securing the performance by Sellers of all of Seller’s obligations under the Agreement all right, title and interest of Sellers in and to the following deposit accounts maintained with Buyer:  (a) an interest bearing account to satisfy Sellers’ obligation to maintain on deposit with Buyer certain amounts required under the Agreement (the “Cash Collateral Account”), and (b) three non interest bearing accounts to receive the proceeds of any funds to which a Seller is entitled upon the sale by Seller of repurchased Eligible Loans to Approved Takeout Investors or otherwise to receive payments or other amounts due from any Seller to Buyer (the “Settlement Accounts”) (hereinafter collectively called the “Accounts”), which are more particularly described as follows:

(a)                                  Cash Collateral Account — Bank account number:

(b)                                 Excel Settlement Account — Bank account number:

(c)                                  Synergy Settlement Account — Bank account number:

(d)                                 Amerihome Settlement Account — Bank account number

12.                                 Representations and Warranties.  Amerihome hereby represents and warrants that: (i) the representations and warranties of Sellers set forth in the Repurchase Agreement and the Transaction Documents are true and correct in all material respects on and as of the date hereof, and (ii) it has heretofore received true and correct copies of the Repurchase Agreement and the Transaction Documents (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof.

13.                                 Ratification and Estoppel. Each Seller hereby ratifies and reaffirms (a) each covenant and obligation in the Repurchase Agreement, including the covenant and obligation to pay the Repurchase Prices under the Repurchase Agreement, all in accordance with the terms of the Repurchase Agreement, (b) the pledge, assignment, grant of a security interest in (and AmeriHome hereby grants, pledges, assigns and conveys to Buyer, a lien on, pledge of, and security interest in) the Cash Collateral Account and the AmeriHome Settlement Account (as hereinafter defined in this Amendment) pursuant to the terms of the Pledge Agreement, including all rights, interests and property hereafter acquired, and all products and proceeds thereof and additions and accessions thereto, and (c) that as of the Effective Date of this Amendment, all of the terms, representations, warranties, covenants and provisions of the Transaction Documents, as amended hereby, are in full force and effect.

14.                                 Termination of Synergy’s Right to Sell Eligible Loans.  At Sellers’ request, Buyer hereby terminates Synergy’s right to sell any further Eligible Loans to Buyer after the Effective Date.  All of Synergy’s other obligations, liabilities and indebtedness to Buyer under the Transaction Documents remain unchanged by the foregoing sentence, and Synergy hereby reaffirms all such other obligations, liabilities and indebtedness to Buyer, and agrees that all such other obligations, liabilities and indebtedness to Buyer remain in full force and effect.

15.                                 Release of Buyer.

15.1.                        Release by Synergy and Excel.  Except as set forth in the last sentence of this paragraph 15.1, effective upon the Effective Date, each of Synergy, Excel, AmeriHome and each Guarantor each hereby remises, releases and forever discharges Buyer and all of Buyer’s officers, directors, agents, loan servicing agents, special servicing agents, employees, attorneys, subsidiaries, affiliates, successors, assigns and any other person or entity acting for or on behalf of Buyer (collectively, the “Released Buyer Parties”), of and from any and all actions, causes of action, damages, demands, costs, expenses, claims, indebtedness, liabilities and obligations, and further waives any and all defenses and setoffs, whether such claims, defenses and setoffs are known or unknown, disclosed or undisclosed, whether in law or in equity, and relating, in any manner whatsoever, to any of the transactions contemplated by the Transaction Documents and arising prior to the Effective Date of this Amendment.  Each of Synergy, Excel, AmeriHome and each Guarantor acknowledges that, subsequent to the execution of this Amendment, Synergy,

Excel, AmeriHome and each Guarantor may discover claims that are unknown or unanticipated at the time this Amendment was executed, including unknown or unanticipated claims that arose from, are based upon, or relate to matters for which the release is given the Released Buyer Parties in this Section 5.1, and that, if known on the date Synergy, Excel, AmeriHome and each Guarantor executed this Amendment, may have materially affected Synergy’s, Excel’s, AmeriHome’s or such Guarantor’s decision to execute this Amendment.  Each of Synergy, Excel, AmeriHome and each Guarantor acknowledges that it is assuming the risk of such unknown or unanticipated claims and agrees that this Section applies thereto.  Each of Synergy, Excel, AmeriHome and each Guarantor expressly waives the benefits of any applicable statutory provision prohibiting, conditioning or restricting the release of unknown or future claims or any of the claims being released pursuant to this Amendment. Notwithstanding anything contained herein to the contrary, in no event shall the Released Buyer Parties be released from their obligations or liabilities as custodian under the Transaction Documents as set forth in paragraph 3(e)(i) of the Repurchase Agreement.

15.2.                        Section 1542 Matters.  SUBJECT TO THE LAST SENTENCE OF PARAGRAPH 15.1, THE ABOVE RELEASE IS INTENDED TO BE A FULL RELEASE OF ALL CLAIMS KNOWN AND UNKNOWN.  EACH OF SYNERGY, EXCEL, AMERIHOME AND EACH GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

EACH OF SYNERGY, EXCEL, AMERIHOME AND EACH GUARANTOR HEREBY WAIVES THE PROVISIONS OF SECTION 1542 IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES.

15.3.                        Material Inducement.  Synergy, Excel, AmeriHome and each Guarantor acknowledge and agree that all waivers, discharges and releases of Buyer contained in this Amendment are a material inducement for Buyer entering into this Amendment, and constitute an essential part of the consideration bargained for and received by Buyer under this Amendment.

16.                                 Conditions to Effectiveness.  This Amendment, and the waiver set forth in Section 11 hereof, shall be effective when Buyer shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Buyer in its sole discretion:

16.1.                        The Guaranty of Impac Mortgage Holdings, Inc. (“Impac”), duly executed.

16.2.                        The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by IRES.

17.                                 Sellers’ Representations and Warranties.  Each Seller represents and warrants to Buyer as of the Effective Date of this Amendment that this Amendment has been duly executed and delivered by Sellers, constitutes the legal and binding obligations of Sellers, and the execution, delivery and performance by Sellers of this Amendment (a) have been duly authorized by all necessary limited liability company, partnership, corporate, trust or other action, (b) are within its legal powers, (c) do not violate, or cause Sellers to be in default under, any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award in effect having applicability to Sellers, and (d) do not contravene, or constitute a default under any loan or credit agreement, indenture, or any other agreement, lease or instrument to which any Seller is a party or by which its property may be bound or affected.

18.                                 AmeriHome Representations, Warranties and Covenants.  In addition to the foregoing, AmeriHome represents and warrants to Buyer as of the Effective Date of this Amendment that:  (a) AmeriHome is duly organized, validly existing and in good standing under the laws of the State of Michigan; (b) AmeriHome has full power and authority to enter into, execute, deliver and carry out this Amendment and the other Transaction Documents to which it is a party, by assumption or otherwise, and to perform AmeriHome’s obligations, as applicable, hereunder and thereunder and all such actions have been duly authorized by all necessary corporate, trust or other action on AmeriHome’s part; (c) this Amendment and the other documents executed in connection herewith have been duly executed and delivered by AmeriHome; (d) no consent, which has not been obtained, is required to the assumption and the undertaking by AmeriHome of all of the covenants, conditions, agreements, representations, warranties, waivers, consents, acknowledgements, duties, obligations and liabilities under the Transaction Documents under any agreement to which AmeriHome is a party; (e) the execution, delivery and performance by AmeriHome of this Amendment and the assumption of and performance by AmeriHome under the Transaction Documents (i) are within AmeriHome’s legal powers, (ii) do not violate, or cause AmeriHome to be in default under, any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award in effect having applicability to AmeriHome, and (iii) do not contravene, or constitute a default under any loan or credit agreement, indenture, or any other agreement, lease or instrument to which AmeriHome is a party or by which its property may be bound or affected; (f) this Amendment and all of the other Transaction Documents assumed hereby or executed concurrently herewith constitute the valid and legally binding obligations of AmeriHome, enforceable against AmeriHome in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered a proceeding at law or in equity); (g) all information and materials regarding AmeriHome provided by or on behalf of AmeriHome to Buyer were true and correct in all respects as of the date provided to Buyer or the applicable stated date (e.g., in the case of financial statements) and remain true and correct as of the Effective Date of this Amendment; and (h) AmeriHome understands and intends that Buyer will rely on the representations and warranties contained herein.

19.                                 No Reliance.  Each Seller acknowledges that in the consummation of this Amendment, Sellers have not relied on any representation or warranty by Buyer.

20.                                 Further Documents.  Each Seller hereby agrees to execute and deliver to Buyer, and authorize the filing and/or recording by Buyer of, any and all further documents and instruments required by Buyer to effectuate the transaction contemplated by this Amendment.

21.                                 Ratification.  The Transaction Documents as amended hereby are hereby ratified and confirmed, and remain in full force and effect.

22.                                 Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

23.                                 Electronic Signatures.  Each of the parties to this Amendment (i) has agreed to permit the use from time to time, where appropriate, of telecopy or other electronic signatures in order to expedite the transaction contemplated by this Amendment, (ii) intends to be bound by its respective telecopy or other electronic signature, (iii) is aware that the other will rely on the telecopied or other electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of this Amendment and the documents affecting the transaction contemplated by this Amendment based on the fact that a signature was sent by telecopy or electronic transmission only.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BUYER:

EAST WEST BANK

By:

Title:

Date:

SELLERS:

EXCEL MORTGAGE SERVICING, INC.

By:

Title:

Date:

SYNERGY CAPITAL MORTGAGE CORP.

By:

Title:

Date:

AMERIHOME MORTGAGE CORPORATION

By:

Title:

Date:

Amendment Number One to Master Repurchase Agreement and

Pledge Agreement, and Joinder Agreement

ANNEX I

TERM SHEET

Date:  March 28, 2011

This term sheet (“Term Sheet”) is made and entered into as of the date set forth above by and between East West Bank (“Buyer”), and Synergy Capital Mortgage Corp., Excel Mortgage Servicing, Inc., and Amerihome Mortgage Corporation, a Michigan corporation (each a “Seller” and, collectively, the “Sellers”) with respect to that certain Master Repurchase Agreement dated as of June 24, 2010, as amended by that certain Amendment Number One to Master Repurchase Agreement, Pledge Agreement and Other Transaction Documents and Joinder Agreement (as so amended, and as may be further amended or restated from time to time, the “Agreement”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.  This Term Sheet supplements and forms a part of the Agreement and the execution and delivery hereof is a condition to the effectiveness of the Agreement.  In the event of any conflict between the terms hereof and the terms of the Agreement, this Term Sheet shall prevail.

Buyer:	East West Bank	Sellers:	Synergy Capital Corp. Excel Mortgage Servicing, Inc. Amerihome Mortgage Corporation

Address:	135 N. Los Robles Avenue Suite 600 Pasadena, California 91101	Address:	19500 Jamboree Road Irvine, California 92612

Attention:	Robert Lo Senior Vice President	Attention:	Kathy Hancock Vice President Treasury

Telephone:	626-768-6689	Telephone:	949-475-3822

Facsimile:	626-817-8899	Facsimile:	949-475-3969

Email:	robert.lo@eastwestbank.com	Email:	kathy.hancock@impaccompanies.com

Maximum Aggregate Purchase Price:	$25,000,000

Sublimits:	Transactions for which the dry funding documents have not been received in accordance with Section 3(d) of the Agreement shall not at any time exceed 40% of the Maximum Aggregate Purchase Price

Initial Pricing Rate:	LIBOR + 4.00%, but not less than 5.00%

Repurchase Date:	60 calendar days after Purchase Date (or the next Business Day if such day is not a Business Day), subject to curtailment as set forth below for Aged Loans

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Transaction Fees:	$75.00 for each Purchased Eligible Loan

Wire Transfer Fee:	$12.50

Guarantors:	Integrated Real Estate Service Corp. Impac Mortgage Holdings, Inc.

Aged Loans:

•                                          Purchased Eligible Loans are considered stale/aged at thirty-one (31) calendar days after the Purchase Date, at which point:

1.                                       Each Seller shall, no later than five (5) Business Days after request from Buyer, pay Buyer ten percent (10%) of the Purchase Price paid by Buyer to such Seller to purchase such Purchased Eligible Loan; and

2.                                       To the extent such Seller has not Repurchased a Purchased Eligible Loan on or before the date which is forty-one (41) days after the Purchase Date, such Seller shall, no later than five (5) Business Days after request from Buyer, pay Buyer an additional ten percent (10%) of the Purchase Price paid by Buyer to such Seller to purchase such Purchased Eligible Loan, which ten percent (10%) of the Purchase Price shall be in addition to the ten percent (10%) of the Purchase Price described in clause 1 immediately above (for an aggregate of twenty percent (20%) of the Purchase Price); and

3.                                       To the extent a Seller has not repurchased a Purchased Eligible Loan on or before the date which is sixty (60) days after the Purchase Date, such Seller shall on the succeeding Business Day following the expiration of such sixty (60) day period repurchase the Purchased Eligible Loan from Buyer.

•                                          Buyer shall apply any such payments from a Seller to reduce the Purchase Price paid for the applicable Purchased Eligible Loan.

•                                          Notwithstanding anything contained in the Agreement or this Term Sheet to the contrary, each Seller hereby acknowledges and agrees that such Seller shall in no event have the right to use funds constituting that certain certificate of deposit held as account number CD #178038725 in the amount of $750,000 at East West Bank, which is the subject of the Pledge Agreement (the “Cash Collateral Account”), to pay any such payment to Buyer.  The Cash Collateral Account shall be maintained at not less than $750,000.  The Cash Collateral Account shall be a blocked account.  Sellers shall not have any right to withdraw or direct payment of funds from the Cash Collateral Account while any Transaction is unpaid or outstanding or any commitment or obligation under this Agreement by the Buyer to purchase Eligible Loans is available or outstanding.

Sellers’ Wire Instructions:

Beneficiary Name: (Required)	[See Below]
Beneficiary Account Number: (Required)	[See Below]
Bank Routing Number: (Domestic Wires)
Bank Routing/Swift Code: (Intl Wires)
Receiving Bank Name:	East West Bank

2

Receiving Bank Address: (Branch Address)	135 N. Los Robles Ave., Suite 600
Receiving Bank Address (Branch City, State, Zip)	Pasadena, CA 91101

Funds due to a Seller shall be deposited in the appropriate account at East West Bank:

Account Name:  Excel Mortgage Servicing, Inc.]

Account No.:                     (the “Excel Operating Account”)

Account Name:  Synergy Capital Mortgage Corp.

Account No.:                           (the “Synergy Operating Account”)

Account Name:  AmeriHome Mortgage Corporation

Account Number:                       (the “Amerihome Operating Account”)

The Excel Operating Account, the Synergy Operating Account and the Amerihome Operating Account are sometimes referred to individually as an “Operating Account” and, collectively, as the “Operating Accounts”.

Buyer’s Wire Instructions:

Any amounts to be transferred by a Seller to Buyer hereunder, as well as all payments by Approved Takeout Investors, shall be sent by wire transfer in immediately available funds to the appropriate account of Buyer at East West Bank:

Account Name:  East West Bank in Trust for Excel Mortgage Servicing, Inc.

Account No.:                      (the “Excel Settlement Account”)

Account Name:  East West Bank in Trust for Synergy Capital Mortgage Corp.

Account No.:                     (the “Synergy Settlement Account”)

Account Name:  AmeriHome Mortgage Corporation

Account Number:                           (the “AmeriHome Settlement Account”)

The Excel Settlement Account, the Synergy Settlement Account and the Amerihome Settlement Account are sometimes referred to individually as a “Settlement Account” and, collectively, as the “Settlement Accounts”.

The Settlement Accounts shall be blocked accounts.

Funds received in a Settlement Account by Buyer from an Approved Takeout Investor shall be applied to the Repurchase Price and any fees and charges due to East West Bank for the Purchased Eligible Loans to which the funds apply.  Buyer shall transfer all amounts received from the Approved Takeout Investor in excess of the Repurchase Price for the Purchased Eligible Loans to which the funds apply to the appropriate Operating Account.  If the funds are received by 12:00 noon on a Business Day, the transfer to the Operating Account shall occur on the same Business Day.  If the funds are received after 12:00 noon, the transfer shall occur on the following Business Day.

3

Financial Covenants:

1.                                       At all times during the term of the Agreement, the aggregate Tangible Net Worth of Sellers and Guarantors shall equal to or greater than Ten Million Dollars ($10,000,000).

2.                                       At all times during the term of the Agreement, the aggregate amount of cash or cash equivalents (inclusive of the funds on deposit in the Cash Collateral Account and the Operating Accounts) maintained or held on deposit by Sellers and Guarantors shall be equal to or greater than Five Million Dollars ($5,000,000).

3.                                       At all times during the term of the Agreement, IRES shall maintain the ratio of its consolidated total warehouse or reverse purchase liability to consolidated Tangible Net Worth at not more than 10.0 to 1.0.

Other Covenants:

1.                                       Each Seller shall immediately notify Buyer prior to entering into a new warehouse relationship or an increase in existing facilities with other parties.

2.                                       Each Seller shall, with respect to any Seller, Guarantor and any of their respective affiliates, immediately notify Buyer of any Material Adverse Effect.

3.                                       Each Seller shall immediately notify Buyer if such Seller becomes aware of any circumstances constituting an occurrence of fraud in the origination of any Purchased Eligible Loan.

4.                                       Each Seller shall maintain fidelity bond and errors and omissions insurance policies, each with a minimum coverage of $1,000,000.  Such policies shall include right of action loss payee and warehouse lender endorsements in favor of Buyer.

5.                                       At all times during the term of the Agreement, each Seller and their respective affiliates shall maintain accounts at East West Bank (which accounts shall at all times during the term of the Agreement have a minimum balance of not less than Ten Million Dollars ($10,000,000), inclusive of the funds on deposit in the Cash Collateral Account and the Operating Accounts).

6.                                       Each Seller shall (a) not later than forty five (45) days after the end of each calendar quarter (except the last calendar quarter of the fiscal year), deliver to Buyer Sellers’ financial statements certified by an officer of each Seller, and (b) not later than ninety (90) days after the end of each calendar year, deliver to Buyer Sellers’ audited (by auditors acceptable to Buyer in Buyer’s sole but reasonable discretion) consolidated financial statements.

7.                                       Each Seller shall (a) not later than forty five (45) days after the end of each calendar quarter (except the last calendar quarter of the fiscal year), deliver to Buyer copies of each Guarantor’s financial statements certified by an officer of Guarantor, and

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(b) not later than ten (10) days after filing, deliver to Buyer each Guarantor’s tax returns for the previous calendar year.

8.                                       Each Seller shall permit Buyer, at any time and from time to time and during regular business hours unless an Event of Default has occurred and is continuing (in which event, at any time), to inspect, audit and examine such Seller’s books and records, and to make copies of the same. Buyer (through any of its officers, employees, or agents) shall have the right, from time to time hereafter, to conduct audits of each Seller’s business operations.  In connection therewith, Sellers shall reimburse Buyer for all of its out-of-pocket expenses for each audit, payable upon demand.  If the results of any such audit are unsatisfactory to Buyer in any respect, the applicable Seller shall have 30 days from notice from Buyer to remedy or cure the unsatisfactory circumstance identified by Buyer.  If at the end of such 30 day cure period, such unsatisfactory circumstance has not been remedied or cured to Buyer’s complete satisfaction, such circumstance shall constitute an Event of Default under the Repurchase Agreement.

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ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of SYNERGY CAPITAL MORTGAGE CORP., a California corporation, and EXCEL MORTGAGE SERVICING, INC., a California corporation, to East West Bank, a California banking corporation (“Bank”), pursuant to the Guaranty Agreement, dated as of June 24, 2010 (the “Guaranty”), by the undersigned in favor of Bank, hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 13 of the Amendment, and the joinder of AMERIHOME MORTGAGE CORPORATION, a Michigan corporation (“AmeriHome”), as an additional Seller) and execution thereof; (iii) agrees that the term “Obligor” under the Guaranty shall include Amerihome, (iv) reaffirms all obligations to Bank pursuant to the terms of the Guaranty; and (v) acknowledges that Bank may amend, restate, extend, renew or otherwise modify the Agreement (as defined in the Guaranty) or any of the Transaction Documents (as defined in the Agreement) and any indebtedness or agreement of Sellers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of Sellers’ present and future indebtedness to Bank.

INTEGRATED REAL ESTATE SERVICE CORP.

By:

Name:

Title:

Acknowledgment and Agreement
of Guarantor